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                                                                  EXHIBIT 10.1

                        COMMON STOCK PURCHASE AGREEMENT


     THIS COMMON STOCK TRANSFER PURCHASE AGREEMENT (this "Agreement") is entered into as of April 13, 1998, by and among AWARD SOFTWARE INTERNATIONAL, INC., a California corporation (the "Company"), SUN CORPORATION ("Sun") and AXIS CORPORATION ("Axis").

                                   RECITALS

     A. On April 30, 1997, the Company, Sun and Axis entered into a Memorandum of Understanding to organize and incorporate a joint stock company under the laws of Japan ("Award Japan").

     B. In connection with the above transaction, each of Sun and Axis owned stock (the "Stock") representing a 19% interest in Award Japan. (The 19% interest of Sun to be hereinafter referred to as the "Sun Stock" and the 19% interest of the Axis to be hereinafter referred to as the "Axis Stock").

     C. Award desires to irrevocably and unconditionally purchase the Sun Stock and the Axis Stock, and Sun and Axis desire to irrevocably and unconditionally sell the Sun Stock and Axis Stock, respectively.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements, covenants and conditions set forth herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. PURCHASE OF STOCK. Sun and Axis (each a "Seller" and collectively the "Sellers") each unconditionally and irrevocably agree to sell to the Company the Sun Stock and the Axis Stock, respectively, and the Company unconditionally and irrevocably agrees to purchase from each of Sun and Axis, the Sun Stock and the Axis Stock, respectively. The purchase price to be paid by the Company for each of the Sun Stock and the Axis Stock shall be US $120,000 and paid in Award Software stock. The number of shares will be determined by the average price of Award Software stock for the five day period prior to the day of closing. The purchase price (US $120,000) will be supported by an independent appraisal (the "Appraisal") to be completed by the closing.

2. CLOSING DATE. The closing for the transfer of the Stock (the "Closing") shall be held at the offices of the Company at such time after the Appraisal as the parties hereto agree upon, in no event later than ten (10) business days after the Appraisal has abeen delivered (the "Closing Date").

3.   CLOSING.

     3.1 (a) At the Closing, Sun and Axis will deliver to the Company stock certificates representing the Sun Stock and the Axis Stock, respectively, against payment by or on behalf of the Company of the purchase price for each such interest by wire transfer, or by such other means as shall be mutually agreeable to Sun or Axis, as the case may be, and the Company.

4. REPRESENTATIONS AND WARRANTIES OF SELLERS. Each Seller hereby represents and warrants, with respect to the Stock to be transferred by it pursuant to this Agreement, severally but not jointly, to Company:

     4.1 AUTHORIZATION. All action on the part of the Seller necessary for the execution and delivery of this Agreement and the performance of all of his obligations hereunder, has been taken, and this Agreement constitutes a valid and legally binding obligation of the Seller enforceable in accordance with its terms.

     4.2 TITLE TO INTEREST. The Seller has good and marketable title to the Stock and owns the Stock beneficially and of record. Good and marketable title to the Stock will be conveyed to the Company pursuant to this Agreement free and clear of any liens, claims or other encumbrances, except such restrictions on transfer which arise under federal and state securities laws.

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     4.3  RIGHT TO SELL.  The Seller has not made any prior sale or transfer of such Stock.

5. FURTHER ACTION. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6. AMENDMENT. This Agreement may be amended, or any provision hereof waived, only with the prior written consent of the Company and each Seller whose rights or obligations hereunder would be so affected by such amendment or waiver.

7. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

8. MISCELLANEOUS. This Agreement shall be governed by and construed under the laws of the State of California as such laws are applied to agreements between residents of such state entered into and to be performed entirely within such state. This Agreement shall be binding upon the transferees, successors, permitted assigns and legal representatives of the parties. This Agreement constitutes the full, complete and final agreement of the parties and supersedes all prior agreements, written or oral, with respect to the subject matter herein. This Agreement may be executed in any number of counterparts, each of which shall he deemed an original but all of which together shall constitute one and the same instrument.

9. ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement, the prevailing party or parties, as the case may be, in such dispute shall be entitled to recover from the losing party or parties, as the case may be, reasonable fees, costs and expenses of enforcing any right of such prevailing party or parties, as the case may be, under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, reasonable fees, costs and expenses of appeals.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:                            SELLER:

AWARD SOFTWARE INTERNATIONAL, INC.  SUN CORPORATION

By:                                 By:
   ---------------------------         -----------------------------------

Name:                               Name:
     -------------------------           ---------------------------------

Title:                              Title:
      ------------------------            --------------------------------


                                    AXIS CORPORATION

                                    By:
                                       -----------------------------------

                                    Name:
                                         ---------------------------------

                                    Title:
                                          --------------------------------

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